Filed pursuant to Rule 424(b)(5)
File No. 333-275569

PROSPECTUS SUPPLEMENT

(To prospectus dated February 13, 2024)

Pixelworks, Inc.

666,667 Shares of Common Stock

We are offering 666,667 shares of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus to two fundamental institutional investors. The purchase price of each share of common stock under the terms of the common stock purchase agreement dated October 6, 2025, by and among us and the purchasers listed on the signature pages thereto is $10.50 per share. Our common stock is traded on the Nasdaq Capital Market under the symbol “PXLW.” On October 3, 2025, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $13.00 per share.

In connection with this offering, the Company engaged Roth Capital Partners, LLC (“Roth”), as placement agent. For its services, Roth will receive a commission equal to 5.5% of the amount invested by the purchasers, which, based on a total purchase price of $7,000,000, would be $385,000.

The aggregate market value of our outstanding common equity held by non-affiliates is $70,154,487 based on 5,626,878 shares of common stock outstanding as of September 30, 2025, and 5,396,499 of such shares held by non-affiliates, and a closing sale price on the Nasdaq Capital Market on October 3, 2025 of $13.00. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value in excess of one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the 12 calendar months prior to the date hereof, excluding this offering, we have sold $4,814,026 of shares of our common stock pursuant to General Instruction I.B.6. of Form S-3.

Delivery of the common stock offered hereby is expected to be made on or about October 7, 2025.

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the accompanying prospectus and the documents that are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is October 6, 2025

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If the information contained in this prospectus supplement differs or varies from, or is inconsistent with, the information contained in the accompanying prospectus, or the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference information that you should consider when making your investment decision. We have not authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus before investing in our common stock.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus supplement by any person in any jurisdiction if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical, and general publications, government data and similar sources.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Pixelworks,” “company,” “we,” “us” and “our” refer to Pixelworks, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including under the caption “Risk Factors,” and the financial statements and accompanying notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

Pixelworks is a leading provider of high-performance and power-efficient visual processing semiconductor and software solutions that enable consistently high-quality and authentic viewing experiences in a wide variety of applications. We define our primary target markets as Mobile (smartphone and tablet), Home & Enterprise (projectors, personal video recorders, and over-the-air streaming devices), and Cinema (creation, remastering, and delivery of digital video content). Previously we classified our primary target markets as Mobile, Projector, Video Delivery and Cinema, but have since aggregated the Projector and Video Delivery categories into one market called “Home & Enterprise”.

Pixelworks has been a pioneer in visual processing technology for over 20 years. We were one of the first companies to commercially launch a video System on Chip, or SoC, capable of deinterlacing 1080i HDTV signals, and one of the first companies with a commercial dual-channel 1080i deinterlacer integrated circuit. We launched one of the industry’s first single-chip SoCs for digital projection. We were the first company to integrate motion estimation / motion compensation technology as a mobile-optimized solution for smartphones. In 2019, we introduced our Hollywood award-winning TrueCut MotionTM® video platform, the industry’s first motion grading technology that allows fine tuning of motion appearance in cinematic content.

As of December 31, 2024, we held 261 patents and have 14 patent applications pending related to the visual display of digital image data. We focus our research and development efforts on pursuing higher levels of video performance, integration and new features in order to provide our customers with solutions that enable them to introduce market leading products and help lower final systems costs. We seek to expand our technology portfolio through internal development and co-development with business partners, and we continually evaluate acquisition opportunities and other ways to leverage our technology into other high-value markets.

Our core visual processing technology intelligently processes digital images and video from a variety of sources and optimizes the content for a superior viewing experience. Rapid growth in video and gaming consumption, combined with the move towards bright, high resolution, high frame rate and high refresh rate displays, especially in mobile, is increasing the demand for our solutions. Our technologies can be applied across a wide range of applications: cinema theaters, low-power mobile tablets, smartphones, streaming devices, and digital projectors for the home, school, or the workplace. Our products are designed and optimized for power, cost, bandwidth, viewer experience, and overall system performance, according to the requirements of the specific application. On occasion, we have also licensed our technology.

During 2021, we engaged in a strategic plan to re-align our Mobile and Home & Enterprise businesses to improve their focus on their Asia-centered customers and employee stakeholders (the “Strategic Plan”). One of our Chinese subsidiaries, Pixelworks Semiconductor Technology (Shanghai) Co., Ltd. (or “PWSH”), now operates these businesses as a full profit-and-loss center underneath Pixelworks. In connection with the strategic plan, the Company and PWSH closed three separate financing transactions in 2021 and 2022, which are further described in “Note 13: Redeemable Non-Controlling Interest and Equity Interest of PWSH Sold to Employees” and “Note 14: Non-Controlling Interest” in Item 1 of our Form 10-Q for the period ended June 30, 2025, filed August 13, 2025. PWSH has a branch office located in Shenzhen, China (Pixelworks Semiconductor Technology

(Shanghai) Co. Ltd. Shenzhen Branch Office No. 1), which is primarily for sales and customer support for PWSH, and a subsidiary located in Hong Kong (Pixelworks Hong Kong Limited), which has no employees and is used for distribution of PWSH products. Pixelworks has an additional subsidiary in China (Frame Shadow Technology (Shanghai) Co., Ltd. (formerly called Mucheng Huai Management Consulting (Shanghai) Co., Ltd)) which is a research and development center for our TrueCut business. This subsidiary does not operate under PWSH, but rather is owned by Pixelworks through our Oregon limited liability company, Pixelworks Semiconductor Technology Company, LLC. More than a majority of our operations are in China, but our executive officers and all of our directors but one are located in the United States (and he resides in Singapore). We are neither a PRC operating company nor do we conduct our operations in China through the use of variable interest entities. Our auditor is Grant Thornton LLP, with headquarters in Chicago, Illinois. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, and related regulations, therefore do not apply to Pixelworks.

In the second half of 2024 we engaged with Morgan Stanley and initiated a formal review process after receiving inbound strategic interest in our Pixelworks Shanghai subsidiary. In May of 2025 we received non-binding term sheets from three different potential buyers, and engaged in due diligence with each. We currently are in discussions with a buyer relating to the buyer’s proposed purchase of shares of PWSH common stock . Among other contingencies applicable to any fully negotiated transaction, the transaction is expected to be subject to the approval of our board of directors, execution of a definitive agreement with the buyer, and approval by holders of 67 percent of the outstanding shares of our common stock, which is required for the sale of substantially all of our assets.

Corporate Information

We were incorporated in Oregon in 1997. Our principal executive offices are located at 16760 SW Upper Boones Ferry Road, Suite 101, Portland, Oregon 97224, and our telephone number is (503) 601-4545. Our website address is www.pixelworks.com. We do not incorporate the information on, or accessible through, our website into this prospectus supplement and the accompanying prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement and the accompanying prospectus.

All share amounts presented in this prospectus supplement reflect the impact of the one-for-twelve reverse stock split of our common stock effected on June 6, 2025.

THE OFFERING

Common stock offered by us	666,667 shares.

Common stock outstanding after this offering	6,293,545 shares.

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” on page S-6 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“PXLW”

The number of shares of our common stock to be outstanding immediately after this offering is based on 5,626,878 shares outstanding as of September 30, 2025, which excludes:

•	28,574 shares of common stock issuable upon the exercise of outstanding stock options as of September 30, 2025, with a weighted-average exercise price of $23.88 per share;

•	298,434 unvested restricted stock units, or RSUs, as of September 30, 2025;

•	310,468 shares of common stock reserved for future issuance under our Amended and Restated 2006 Stock Incentive Plan, or the 2006 Plan; and

•	99,344 shares of common stock reserved for future issuance under our Amended and Restated 2010 Employee Stock Purchase Plan, or the ESPP.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the outstanding options or vesting of the RSUs described above. In addition, the foregoing does not include up to $6.6 million of our common stock available for sale as of September 30, 2025 pursuant to our Sales Agreement, dated November 11, 2024 with Roth Capital Partners, LLC, as agent (the “2024 ATM Program”).

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to our Common Stock and this Offering

The price of our common stock has and may continue to fluctuate substantially.

Our stock price and the stock prices of technology companies similar to Pixelworks have been highly volatile. The price of our common stock may decline and the value of our shareholders’ investment may be reduced regardless of our performance. Additionally, market fluctuations, as well as general economic and political conditions, including recessions, interest rate changes or international currency fluctuations, inflation, tariffs and other macroeconomic policy decisions, geopolitical tensions or actual hostilities, including hostile policy making between countries and actual military conflicts, may negatively impact the market price of our common stock. Other factors that could negatively impact our stock price include:

•	actual or anticipated fluctuations in our operating results;

•	changes in or failure to meet expectations as to our future financial performance;

•	any failure to execute on our strategic plans and other initiatives;

•	changes in or failure to meet financial estimates of securities analysts;

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market reaction to our announcement of any sale transaction relating to PWSH in the event a definitive agreement with a buyer is reached, to the failure to complete the transaction, or to our inability to achieve the results we anticipate from any such transaction;

•	announcements by us or our competitors of technological innovations, design wins, contracts, standards, acquisitions or divestitures;

•	the operating and stock price performance of other comparable companies; and

•	changes in market valuations of other technology companies.

Any inability or perceived inability of investors to realize a gain on an investment in our common stock could have an adverse effect on our business, financial condition and results of operations by potentially limiting our ability to retain our customers, to attract and retain qualified employees and to raise capital. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action and other types of litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. As a result of the sale of shares in this offering, investors in this offering will incur immediate dilution of $7.75 per share. For a more detailed discussion of the foregoing, see “Dilution” in this prospectus supplement. To the extent outstanding stock options or RSUs are exercised or vested, as applicable, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing shareholders may experience further dilution and the new securities may have rights senior to those of our common stock offered in this offering. In addition, if we make sales under our 2024 ATM Program, pursuant to which up to $6.6 million of our common stock remained available for sale as of September 30, 2025, our then existing shareholders may experience further dilution.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results and our financial condition could deteriorate, which could cause our stock price to decline.

The sale or availability for sale of a substantial number of shares of our common stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our common stock in the public market, including sales by any of our affiliates or by purchasers in this offering, or the perception or indication that these sales could occur, could adversely affect the market price of such shares, make it difficult for purchasers of shares in this offering to sell their shares at a price above the price paid, and materially impair our ability to raise capital through equity offerings in the future. For example, a number of shareholders own significant blocks of our common stock, as will the purchasers in this offering. If one or more of these large shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected. This could result in declines in our stock price and further potential dilution to our existing shareholders and the impairment of our ability to raise capital through the sale of equity, debt, or other securities. We are unable to predict what effect, if any, sales of securities held by our significant shareholders, directors or officers, or the availability of these securities for future sale, will have on the market price of our common stock. In addition, pursuant to our 2024 ATM Program, up to $6.6 million of our common stock remained available for sale as of September 30, 2025. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

The interests of our current or potential significant shareholders may conflict with other shareholders and they may attempt to effect changes or acquire control, which could adversely affect our results of operations and financial condition.

Our shareholders may from time to time engage in proxy solicitations, advance shareholder proposals, acquire control or otherwise attempt to effect changes, including by directly voting their shares on shareholder proposals. Campaigns by shareholders to effect changes at publicly traded companies are sometimes led by investors seeking to increase short-term shareholder value through actions such as financial restructuring, increased debt, special dividends, stock repurchases or sales of assets or the entire company. Responding to proxy contests and other actions by activist shareholders can be costly and time-consuming, disrupting our operations and diverting the attention of our Board of Directors and senior management from the pursuit of business strategies. Additionally, uncertainty over our direction and leadership may negatively impact our relationship with our customers and make it more difficult to attract and retain qualified personnel and business partners. As a result, shareholder campaigns could adversely affect our results of operations and financial condition.

Future sales of our equity could result in significant dilution to our existing shareholders and depress the market price of our common stock.

We may need to seek additional capital in the future and from time to time. If any future financing is obtained through the issuance of equity securities, debt convertible into equity securities, options or warrants to acquire equity securities or similar instruments or securities, our existing shareholders will experience dilution in their ownership percentage upon the issuance, conversion or exercise of such securities and such dilution could be significant. For example, as of September 30, 2025, pursuant to our 2024 ATM Program, we had sold an aggregate of 377,416 shares of our common stock. The issuance and sale of additional shares of our common stock likely will have a dilutive impact on our existing shareholders. Additionally, any new equity securities or convertible debt securities issued by us could have rights, preferences or privileges senior to those of our common stock. Further, the issuance and sale of, or the perception that we may issue and sell, additional shares of common stock pursuant to our 2024 ATM Program, a private placement or another offering could have the effect of depressing the market price of our common stock or increasing the volatility thereof.

We may be unable to maintain compliance with Nasdaq Listing Rules, which could cause our common stock to be delisted from Nasdaq. This could result in the lack of a market for our common stock, cause a decrease in the value of our common stock, and adversely affect our business, financial condition and results of operations.

Under the Nasdaq Listing Rules, we must maintain a minimum price of $1.00 per share for continued listing on the Nasdaq. Prior to the reverse stock split on June 6, 2025, our common stock price was trading below the minimum bid price for continued listing on the Nasdaq. We effected the severse stock split in order to regain compliance with this requirement, and following the reverse stock split our common stock has not traded below the minimum bid price for continued listing on the Nasdaq.

In addition to the minimum $1.00 per share continued listing requirement, the Nasdaq has other continued listing requirements, including the requirement that we have at least 300 total shareholders, and we must meet all of the criteria under at least one of the following three standards: (i) a minimum of $500,000 in net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years), at least 500,000 publicly held shares, at least $1.0 million in market value of publicly held shares and at least two registered and active market makers (as such term is defined by the Nasdaq Listing Rules); (ii) a minimum of $35.0 million in market value of listed securities, at least 500,000 publicly held shares, at least $1.0 million in market value of publicly held shares and at least two registered and active market makers; or (iii) a minimum of $2.5 million in shareholders’ equity, at least 500,000 publicly held shares, at least $1.0 million in market value of publicly held shares and at least two registered and active market makers.

Our stock price is volatile and, though our stock price has risen following the reverse stock split, we believe that we continue to remain susceptible to the market value of our listed securities and/or the market value of our publicly held securities falling below $35.0 million and $1.0 million, respectively. Accordingly, we cannot assure you that we will continue to comply with the Nasdaq’s continued listing requirements. If our common stock is delisted, it would likely have an adverse effect on the liquidity of our common stock, decrease the market price of our common stock, result in the potential loss of confidence by investors, suppliers, customers, and employees, and fewer business development opportunities, and adversely affect our ability to obtain financing for our continuing operations.

The anti-takeover provisions of Oregon law and in our articles of incorporation could adversely affect the rights of the holders of our common stock, including by preventing a sale or takeover of us at a price or prices favorable to the holders of our common stock.

Provisions of our articles of incorporation and bylaws and provisions of Oregon law may have the effect of delaying or preventing a merger or acquisition of us, making a merger or acquisition of us less desirable to a potential acquirer or preventing a change in our management, even if our shareholders consider the merger, acquisition or change in management favorable or if doing so would benefit our shareholders. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. The following are examples of such provisions:

•

if the number of directors is fixed by the board at eight or more, then our board of directors will be divided into three classes serving staggered terms, which would make it more difficult for a group of shareholders to quickly replace a majority of directors;

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our board of directors is authorized, without prior shareholder approval, to create and issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us or to effect a change of control, commonly referred to as “blank check” preferred stock;

•

members of our board of directors can be removed only for cause and at a meeting of shareholders called expressly for that purpose, by the vote of 75 percent of the votes then entitled to be cast for the election of directors;

•	our board of directors may alter our bylaws without obtaining shareholder approval;

•	shareholders are required to provide advance notice for nominations for election to the board of directors or for proposing matters to be acted upon at a shareholder meeting;

•	Oregon law permits our board to consider other factors beyond shareholder value in evaluating any acquisition offer (so-called “expanded constituency” provisions); and

•	a supermajority (67 percent) vote of shareholders is required to approve certain fundamental transactions.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements that involve substantial risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plans or performance. All statements other than statements of fact, including statements identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “plan,” “intend,” “expect” and similar expressions are forward-looking statements, and include, but are not limited to, statements regarding the following:

•	the features, benefits and applications of our technologies and products and the success thereof;

•	our ability to remain in compliance with Nasdaq continued listing requirements;

•	market trends and changes in the Mobile, Home & Enterprise and Cinema markets, including as to demand and changes in technology, customer ordering patterns, lead time and seasonality;

•	our strategy, including with respect to our products, technology, research and development, investments, sales and marketing, acquisition and other growth opportunities;

•	our strategic plan of re-aligning our Mobile and Home & Enterprise businesses and expectations related thereto;

•	the potential sale of the common stock of PWSH;

•	expectations with respect to our financial metrics, including revenue, expenses, gross profit margin, amortization, costs and investments;

•	our liquidity, capital resources and the sufficiency of our working capital and need for, or ability to secure, financing, or the need to implement any restructuring programs;

•	matters related to our competition or our positioning;

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the potential impact on our business of certain risks, including global economic and geopolitical challenges, the concentration of our suppliers, customers, distributors and manufacturers, risks of technological change, exchange rate and interest rate risk, concentration of credit risk, changes in the markets in which we operate, our international operations, including in Asia, our indemnification obligations and litigation risks; and

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our operations in China, including the risk of changes in the political, economic, legal or social conditions there, and statements relating to our customer agreement that defrays research and development expenses, including amounts to be received thereunder, the accounting treatment thereof, the timing of the work thereunder, expenses and offsets related thereto and our expectations with respect to sales and offsets related thereto.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial requirements. These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Factors which may cause actual results to vary materially from those contained in the forward-looking statements include, without limitation, the inability to maintain our listing of securities on Nasdaq, risks related to the global economy, risks related to our operations in China, risks related to our business, risks related to our industry, and risks related to our strategic plan and other risks and uncertainties described herein or in the accompanying prospectus or documents incorporated by reference herein or therein. You should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus supplement and the accompanying prospectus, many of these risks, uncertainties and assumptions under the heading “Risk Factors.” Additional cautionary statements or discussions of risks, uncertainties and assumptions that could affect our results or the achievement of the expectations described in forward-looking statements are also contained in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, or any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date on which it was made. We do not intend to update or revise any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the shares of our common stock, after deducting the estimated offering expenses payable by us, will be approximately $6.5 million.

We currently intend to use the net proceeds of this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of June 30, 2025 was $9.9 million, or $1.87 per share, based upon 5,319,363 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2025.

After giving effect to the sale of our common stock to be sold in this offering, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as June 30, 2025 would have been $16.4 million, or $2.75 per share of common stock. This represents an immediate increase in net tangible book value of $0.88 per share to our existing shareholders and an immediate dilution in net tangible book value of $7.75 per share to investors in this offering, as illustrated by the following table:

Offering price per share		$10.50
Net tangible book value per share as of June 30, 2025	$1.87
Increase in net tangible book value per share attributable to this offering	$0.88
As adjusted net tangible book value per share after giving effect to this offering		$2.75
Dilution per share to investors in this offering		$7.75

The above table is based on 5,319,363 shares of common stock outstanding as of June 30,2025, which excludes:

•	28,574 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2025, with a weighted-average exercise price of $23.88 per share;

•	325,923 unvested RSUs, as of June 30, 2025;

•	310,106 shares of common stock reserved for future under the 2006 Plan; and

•	101,344 shares of common stock reserved for future issuance under the ESPP.

To the extent any options are exercised or RSUs vest, new options, restricted stock awards or RSUs are issued under our equity incentive plans, shares are purchased pursuant to our ESPP, or we otherwise issue additional shares of common stock in the future, investors will experience further dilution. In addition, the foregoing does not include up to $6.6 million of our common stock available for sale as of September 30, 2025 pursuant to our 2024 ATM Program.

We may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have arranged for the sale of the common stock we are offering pursuant to this prospectus supplement and the accompanying prospectus to the purchasers pursuant that certain common stock purchase agreement dated October 6, 2025, directly between the purchasers and us (the “Purchase Agreement”).

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of us and the investors. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between us and the investors and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Delivery of the securities offered hereby is expected to take place on or about October 7, 2025, subject to satisfaction of certain conditions.

We engaged Roth Capital Partners, LLC (“Roth”), as a placement agent. For its services, Roth will receive a commission equal to 5.5% of the amount invested by the purchasers, which is expected to be $385,000.

We estimate the total expenses of this offering paid or payable by us will be approximately $500,000, including the fees paid to Roth. After deducting our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $6.5 million.

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 30 days after the closing of this offering.

We will indemnify the purchasers of shares of our common stock in this offering against liabilities arising out of or relating to any breach of any of the representations, warranties, covenants or agreements made by us in the Purchase Agreement.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “PXLW.” The transfer agent of our common stock is Broadridge Corporate Issuer Solutions, Inc.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Miller Nash LLP, Portland, Oregon. Pryor Cashman LLP, New York, New York, is acting as counsel for the placement agent in connection with certain legal matters relating to this offering.

EXPERTS

The financial statements as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. This prospectus supplement does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site is http://www.sec.gov. You may also access the documents we file with the SEC on our website at www.pixelworks.com. The information on the SEC’s website and on our website are not part of this prospectus supplement or the accompanying prospectus, and any references to these websites or any other website are inactive textual references only.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 13, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 19, 2025;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025, and filed on May 14, 2025, and August 13, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 12, 2025, March 3, 2025, March 10, 2025, March 25, 2025, May 6, 2025, May 30, 2025, and October 6, 2025; and

•

the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 11, 2020, together with any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that are made after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered herewith. You may request a copy of these filings, any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: 16760 SW Upper Boones Ferry Road, Suite 101, Portland, Oregon 97224, or telephoning us at (503) 601-4545. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.pixelworks.com. Information contained on our website and on the SEC’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed from, our website or the SEC’s website as part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Pixelworks, Inc.

$25,000,000

Common Stock

This prospectus relates to shares of Pixelworks, Inc. common stock which may be offered and sold from time to time. The aggregate initial offering price of all common stock sold under this prospectus will not exceed $25,000,000. The common stock of Pixelworks, Inc. is listed on the Nasdaq Global Market under the symbol “PXLW.” On February 1, 2024, the last reported sale price of our common stock on the Nasdaq Global Market was $2.13 per share.

Each time we sell shares of our common stock hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the shares to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in shares of our common stock.

The shares of our common stock may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any shares of our common stock, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Pixelworks is a leading provider of high-performance and power-efficient visual processing semiconductor and software solutions that enable consistently high-quality and authentic viewing experiences in a wide variety of applications. We are incorporated in Oregon, and our principal executive office is located in Portland, Oregon. We define our primary target markets as Mobile (smartphone and tablet), Home & Enterprise (projectors, personal video recorders, and over-the-air streaming devices), and Cinema (creation, remastering, and delivery of digital video content). During the third quarter of 2021, we engaged in a strategic plan to re-align our Mobile and Home & Enterprise businesses to improve their focus on their Asia-centered customers and employee stakeholders. Our subsidiary, Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., or PWSH, now operates these businesses as a full profit-and-loss center underneath Pixelworks. PWSH has a branch office located in Shenzhen, China (Pixelworks Semiconductor Technology (Shanghai) Co. Ltd. Shenzhen Branch Office No. 1), which is primarily for sales and customer support for PWSH, and a subsidiary located in Hong Kong (Pixelworks Hong Kong Limited), which has no employees and is used for distribution of PWSH products. Pixelworks has an additional subsidiary in China (Frame Shadow Technology (Shanghai) Co., Ltd. (formerly called Mucheng Huai Management Consulting (Shanghai) Co., Ltd)) which is a research and development center for our TrueCut business. This subsidiary does not operate under PWSH, but rather is owned by Pixelworks through our Oregon limited liability company, Pixelworks Semiconductor Technology Company, LLC.

More than a majority of our operations are in China, but our executive officers and all of our directors but one are located in the United States (the one exception resides in Singapore). We are neither a People’s Republic of China, or the PRC, operating company nor do we conduct our operations in China through the use of variable interest entities. Our auditor is Grant Thornton LLP, with headquarters in Chicago, Illinois. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, and related regulations, therefore do not apply to our company.

Investing in shares of our common stock involves risks. See the section entitled “Risk Factors” on page 4 of this prospectus, in documents we incorporate by reference into this prospectus and included in or incorporated by reference into the accompanying prospectus supplement.

We face additional legal and operational risks associated with our operations in China that could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. These risks are included in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act, and are included in “Risk Factors” on page 4 of this prospectus, including:

•

The risk of changes in China’s political, economic or social conditions, changes in U.S.-China relations, and liquidity risks, which may affect our results of operations, financial position and value of our securities;

•

Risks related to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws, required approvals and permissions, and regulations in China, which could adversely affect us and limit the legal protections available to the Company and its shareholders, as well as materially and adversely affect our business and value of our securities;

•

Risks related to our ability to implement our strategy to expand our PRC operations, including the positioning of PWSH to qualify and seek an initial public offering on the Shanghai Stock Exchange’s Science Technology Innovation Board, known as the STAR Market, or the Listing, which could affect our ability to access capital, customers, and talent in China and materially and adversely affect our worldwide growth and revenue potential;

•

Even if we complete the Listing, we may not achieve the results contemplated by our business strategy and our strategy for growth in the PRC may not result in increases in the price of our common stock;

•	If the Listing is completed, PWSH’s status as a publicly traded company in China that is controlled, but less than wholly owned, by Pixelworks could have an adverse effect on us;

•

The STAR Market is relatively new, and as a result, it is difficult to predict the effect of the proposed Listing, which may in turn negatively affect the price of our common stock on the Nasdaq Global Market; and

•

If the Listing is completed, Pixelworks and PWSH both will be public reporting companies, but each will be subject to separate, and potentially inconsistent, accounting and disclosure requirements, which may lead to investor confusion or uncertainty that could cause decreased demand for, or fluctuations in the price of, one or both of the companies’ publicly traded shares.

In addition, the PRC government at times will exercise significant oversight and discretion over the conduct of business in the PRC and may intervene or influence business operations as the government deems appropriate to further regulatory, political and societal goals. For example, the PRC government has recently initiated a series of regulatory actions and made a number of public statements on the regulation of businesses in China with little advance notice, including enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. While we do not believe we are subject to these regulatory actions or statements, as we have not implemented the kind of monopolistic behavior that is the target of these rules and our business does not involve large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry, and therefore these regulatory actions and statements do not impact our ability to conduct our business, accept foreign investments, or list our shares on a foreign exchange, there is no guarantee that the PRC government will refrain from releasing regulations or policies regarding the Company’s industry that could adversely affect our business, financial condition, results of operations or ability to list our shares on a foreign exchange.

For additional detail, please see “Risk Factors” on page 4 of this prospectus.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Pixelworks” and similar terms refer to Pixelworks, Inc., an Oregon corporation, and its consolidated subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2024.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of our common stock to which they relate.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of such document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the shares of our common stock described in this prospectus in one or more offerings. The aggregate initial offering price of all the shares of our common stock sold under this prospectus will not exceed $25,000,000.

This prospectus provides certain general information about the shares of our common stock that we may offer hereunder. Each time we offer shares of our common stock hereunder, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information:

•	the number of shares of common stock that we propose to sell;

•	the public offering price per share of the common stock;

•	the names of any underwriters, agents or dealers through or to which the shares of the common stock will be sold;

•	any compensation of those underwriters, agents or dealers;

•	any additional risk factors applicable to the shares of our common stock or our business and operations; and

•	any other material information about the offering and sale of the shares of common stock.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read and consider all information contained in this prospectus and the related exhibits filed with the SEC and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in this prospectus.

Pixelworks is a leading provider of high-performance and power-efficient visual processing semiconductor and software solutions that enable consistently high-quality and authentic viewing experiences in a wide variety of applications. We are incorporated in Oregon, and our principal executive office is located in Portland, Oregon. We define our primary target markets as Mobile (smartphone and tablet), Home & Enterprise (projectors, personal video recorders, and over-the-air streaming devices), and Cinema (creation, remastering, and delivery of digital video content). During the third quarter of 2021, we engaged in a strategic plan to re-align our Mobile and Home & Enterprise businesses to improve their focus on their Asia-centered customers and employee stakeholders. Our subsidiary, PWSH, now operates these businesses as a full profit-and-loss center underneath Pixelworks. PWSH has a branch office located in Shenzhen, China (Pixelworks Semiconductor Technology (Shanghai) Co. Ltd. Shenzhen Branch Office No. 1), which is primarily for sales and customer support for PWSH, and a subsidiary located in Hong Kong (Pixelworks Hong Kong Limited), which has no employees and is used for distribution of PWSH products. Pixelworks has an additional subsidiary in China (Frame Shadow Technology (Shanghai) Co., Ltd. (formerly called Mucheng Huai Management Consulting (Shanghai) Co., Ltd)) which is a research and development center for our TrueCut business. This subsidiary does not operate under PWSH, but rather is owned by Pixelworks through our Oregon limited liability company, Pixelworks Semiconductor Technology Company, LLC.

More than a majority of our operations are in China, but our executive officers and all of our directors but one are located in the United States (and he resides in Singapore). We are neither a PRC operating company nor do we conduct our operations in China through the use of variable interest entities.

Our subsidiaries in China are required to obtain certain permits and licenses from certain PRC government agencies to operate businesses in China, such as business licenses from the State Administration for Market Regulation, or the SAMR, registrations with PRC tax authorities, filings with PRC customs for carrying out export and import business activities and registrations with China’s State Administration of Foreign Exchange (SAFE) for the ability to receive funds from offshore entities and transfer funds to offshore entities. The Company has determined, in consultation with its general counsel, that we are not currently required to obtain permissions or approvals from the Cyberspace Administration of China, or the CAC. The Company is also not currently required to obtain permissions or approvals from the China Securities Regulatory Commission, or the CSRC, but would need to obtain approval from CSRC if PWSH applies for the Listing, and as a listed company PWSH would continue to be subject to CSRC rules and regulations. As of the date of this prospectus, our Chinese subsidiaries have obtained the required business licenses from the SAMR and complied with registration and filing requirements of other Chinese government agencies, and have not been denied such registrations or filings by any PRC authority, however, if we do not receive or maintain the necessary permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations or interpretations change and we become required to obtain such permissions or approvals in the future and we fail to do so, we may be subject to investigations, fines, penalties, suspensions in operations, or other punitive action which could result in a material adverse change in our PRC operations and our results of operation, which in turn could cause our stock price to be materially and adversely affected.

We face additional legal and operational risks associated with our operations in China that could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. These risks are included in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q that are incorporated by reference into this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act, and are included in “Risk Factors” on page 4 of this prospectus, including:

•

The risk of changes in China’s political, economic or social conditions, changes in U.S.-China relations, and liquidity risks, which may affect our results of operations, financial position and value of our securities;

•

Risks related to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws, required approvals and permissions, and regulations in China; which could adversely affect us and limit the legal protections available to the Company and its shareholders, as well as materially and adversely affect our business and value of our securities.

•

Risks related to our ability to implement our strategy to expand our PRC operations, including the positioning of PWSH to qualify and seek an initial public offering on the STAR Market, which could affect our ability to access capital, customers, and talent in China and materially and adversely affect our worldwide growth and revenue potential;

•

Even if we complete the Listing, we may not achieve the results contemplated by our business strategy and our strategy for growth in the PRC may not result in increases in the price of our common stock;

•	If the Listing is completed, PWSH’s status as a publicly traded company in China that is controlled, but less than wholly owned, by Pixelworks could have an adverse effect on us;

•

The STAR Market is relatively new, and as a result, it is difficult to predict the effect of the proposed Listing, which may in turn negatively affect the price of our common stock on the Nasdaq Global Market; and

•

If the Listing is completed, Pixelworks and PWSH both will be public reporting companies, but each will be subject to separate, and potentially inconsistent, accounting and disclosure requirements, which may lead to investor confusion or uncertainty that could cause decreased demand for, or fluctuations in the price of, one or both of the companies’ publicly traded shares.

In addition, the Company faces certain liquidity risks from its operations in China. PWSH has, in the past, and may decide in the future, to sell shares of its stock, such as in a private placement similar to that which closed in August 2021, in an initial public offering on a stock exchange located in China, such as the STAR Market, or otherwise. In addition, PWSH may, in the future, become profitable. Any proceeds raised or generated by PWSH are subject to certain PRC laws and regulations that may make it difficult, if not impossible, for the Company to use such proceeds to fund its operations outside of China. For example, China’s government imposes control over the convertibility of RMB into foreign currencies, which can cause difficulties converting cash held in RMB to other currencies. It is therefore unlikely that funds raised or generated by PWSH will be readily distributable to the Company or its U.S. shareholders. To date, no dividends or distributions have been made by PWSH to either the Company or its U.S. investors. Additionally, cash is transferred through the Company between entities through settling cash owed between one entity and another, for example for services rendered, through intercompany agreements, and the Company intends to continue settling amounts owed in the ordinary course of business in this manner. During the fiscal years ended December 31, 2021 and December 31, 2022, an aggregate of $28.4 million in cash was transferred from the Company to PWSH, and $33.4 million from PWSH to the Company as part of such settlements. While currently the Company has been able to settle cash owed between PWSH and other entities within the Company, PRC laws and regulations could change so as to make it more difficult, if not impossible, to make such transfers in the future, which in turn would adversely affect our results of operations.

For additional detail, please see “Risk Factors” on page 4 of this prospectus.

“PIXELWORKS,” “TrueCut Motion,” “MotionEngine” and the Pixelworks logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Pixelworks” and similar terms refer to Pixelworks, Inc., an Oregon corporation, and its consolidated subsidiaries. Our principal executive offices are located at 16760 SW Upper Boones Ferry Rd., Suite 101, Portland, OR 97224 and our telephone number is (503) 601-4545. Our website address is https://www.pixelworks.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in shares of our common stock involves risk. Before making any investment decision, you should carefully consider the risk factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act.

These risks could materially affect our business, results of operation or financial condition and affect the value of our common stock. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

We face additional legal and operational risks associated with our operations in China that could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. These risks are included in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Exchange Act, and include the following:

We face additional risks associated with our operations in China, including the risk of changes in China’s political, economic or social conditions or changes in U.S.-China relations, as well as liquidity risks, any of which may adversely and materially affect our results of operations, financial position and value of our securities.

We have, and expect to continue to have, more than a majority of our operations in China as one of our Chinese subsidiaries, PWSH, is a full profit-and-loss center underneath the Company for our Mobile and Home & Enterprise businesses. The economy of China differs from the economies of the United States in important respects such as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, self-sufficiency, rate of inflation, foreign currency flows and balance of payments position, among others. There can be no assurance that China’s economic policies will be consistent or effective and because more than a majority of our operations are in China, our results of operations, financial position and value of our securities may be materially harmed by changes in China’s political, economic or social conditions. Additionally, the political and economic relationship between the U.S. and China is uncertain, and any changes in policy as a result may adversely affect our business. For example, recent statements and actions by the United States regarding the export of certain semiconductor technology, although not applicable to our technology or products, could result in responsive actions taken by China that could adversely impact our operations, financial position, or the value of our securities.

In addition, the Company faces certain liquidity risks from its operations in China. PWSH has, in the past, and may decide in the future, to sell shares of its stock, such as in a private placement similar to that which closed in August 2021, in an initial public offering on a stock exchange located in China, such as the STAR Market, or otherwise. In addition, PWSH may, in the future, become profitable. Any proceeds raised or generated by PWSH are subject to certain PRC laws and regulations that may make it difficult, if not impossible, for the Company to use such proceeds to fund its operations outside of China. For example, China’s government imposes control over the convertibility of RMB into foreign currencies, which can cause difficulties converting cash held in RMB to other currencies. It is therefore unlikely that funds raised or generated by PWSH will be readily distributable to the Company or its U.S. shareholders. To date, no dividends or distributions have been made by PWSH to either the Company or its U.S. investors. Additionally, cash is transferred through the Company between entities through settling cash owed between one entity and another, for example for services rendered, through intercompany agreements, and the Company intends to continue settling amounts owed in the ordinary course of business in this manner. During the fiscal years ended December 31, 2021 and December 31, 2022, an aggregate of $28.4 million in cash was transferred from the Company to PWSH, and $33.4 million from PWSH to the Company as part of such settlements. While currently the Company has been able to settle cash owed between PWSH and other entities within the Company, PRC laws and regulations could change so as to make it more difficult, if not impossible, to make such transfers in the future, which in turn would adversely affect our results of operations.

We face legal and operational risks related to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws, required approvals and permissions, and regulations in China, which could adversely affect us and limit the legal protections available to the Company and its shareholders, as well as materially and adversely affect our business and value of our securities.

While the overall effect of legislation over the past two decades has significantly enhanced the protections afforded to various foreign investments in China, China has not developed a fully integrated legal system based on the rule of law, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Because the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to the Company. Uncertainties due to evolving laws and regulations could also impede the ability of an entity based in China, such as our Chinese subsidiaries, to obtain or maintain permits or licenses required to conduct business in China. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. In addition, China’s legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the violation occurs. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Further, since Chinese administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings. These uncertainties may also impede our ability to enforce the contracts entered into by our Chinese subsidiaries and could materially and adversely affect our business and results of operations.

The PRC government at times will exercise significant oversight and discretion over the conduct of business in the PRC and may intervene or influence business operations as the government deems appropriate to further regulatory, political and societal goals. Our Chinese subsidiaries are required to obtain certain permits and licenses from certain PRC government agencies to operate businesses in China, such as business licenses from the SAMR, registrations with PRC tax authorities, filings with PRC customs for carrying out export and import business activities and registrations with China’s State Administration of Foreign Exchange (SAFE) for the ability to receive funds from offshore entities and transfer funds to offshore entities. The Company has determined, in consultation with its general counsel, that we are not currently required to obtain permissions or approvals from the CAC. The Company is also not currently required to obtain permissions or approvals from the CSRC, but would need to obtain approval from CSRC if PWSH applies for the Listing, and as a listed company PWSH would continue to be subject to CSRC rules and regulations. As of the date of this prospectus, our Chinese subsidiaries have obtained the required business licenses from the SAMR and complied with registration and filing requirements of other Chinese government agencies, and have not been denied such registrations or filings by any PRC authority, however, if we do not receive or maintain the necessary permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations or interpretations change and we become required to obtain such permissions or approvals in the future and we fail to do so, we may be subject to investigations, fines, penalties, suspensions in operations, or other punitive action which could result in a material adverse change in our PRC operations and our results of operation, which in turn could cause our stock price to be materially and adversely affected.

Additionally, rules and regulations in China can change quickly and with little advance notice. For example, the PRC government has recently initiated a series of regulatory actions and made a number of public statements on the regulation of businesses in China with little advance notice, including enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. While we do not believe we are subject to these regulatory actions or statements, as we have not implemented the kind of monopolistic behavior that is the target of these rules, and our business does not involve large-scale collection of user data, implicate cybersecurity, or involve any other type of restricted industry, and therefore these regulatory actions and statements do not impact our ability to conduct our business, accept foreign investments into PWSH, or list our PWSH shares on the STAR Market, there is no guarantee that the PRC government will refrain from releasing regulations or policies regarding the Company’s industry that could adversely affect our business, financial condition, results of operations or ability to list PWSH shares on the STAR Market.

If we are unable to implement our strategy to expand our PRC operations, including the positioning of PWSH to qualify and seek an initial public offering on the STAR Market, our ability to access capital, customers, and talent in China could suffer, which in turn may materially and adversely affect our worldwide growth and revenue potential.

In August 2021, we announced our strategic plan to transform PWSH into a profit center for our Mobile and Home & Enterprise businesses to improve our access to capital, customers, and talent in China. As part of this strategic plan, we intend to qualify PWSH to file an application for an initial public offering on the STAR Market to further improve our access to capital markets and to fund growth. We may not be successful in the implementation of our strategic plan, and we may not be able to complete the Listing for a number of reasons, including those related to the risks we face associated with our operations in China as detailed separately above, many of which are outside our control. With respect to the Listing, PWSH must succeed in obtaining PRC governmental approvals required to permit the Listing, and one or more of those approvals may be denied, or significantly delayed, by the PRC regulators for reasons outside our control or unknown to us, or may be conditioned on requirements that we deem would result in an undue burden or material adverse impact on our business. Similarly, the Listing application may be denied or delayed by the Shanghai Stock Exchange, or the SSE, in its discretion. Further, the COVID-19 outbreak, the tensions between the United States and China, or other geopolitical forces, including war, could negatively impact our currently planned projects and investments in the PRC, including the Listing.

Additionally, pursuant to our August 2021 Capital Increase Agreement and the agreements for the employee-owned entities that have invested in PWSH, or the ESOP, PWSH agreed to attempt to complete all requirements to qualify for a Listing such that the Listing is consummated prior to a certain date (for the private equity and strategic investors, or Investors, June 30, 2024, and for the ESOP, December 31, 2024). If PWSH has not consummated the Listing before those dates, or if it seriously violates certain other restructuring actions required by the Capital Increase Agreement such that a Listing by such dates becomes impossible, the respective purchasers may elect to require that we repurchase the purchaser’s respective equity interest for a price equal to the initial purchase price paid by the purchaser (and for the ESOP, plus annual simple interest at a rate of 5%). As noted above, various elements in the Listing process are outside our control or may be subject to conditions that are unacceptable to us, and if we fail to obtain the Listing, the provisions of the Capital Increase Agreement would require a use of cash for purposes not otherwise planned for, which in turn would negatively impact our plans for growth and our cash position.

The CSRC and the SSE have recently tightened the standards for the STAR Market and are currently advising companies that are not yet profitable under China generally accepted accounting principles, or China GAAP, standards against filing an IPO application in the present environment. The Company believes this is in large part due to the current economic conditions in China and the recent performance of companies already listed on the STAR Market that were not profitable at the time of their IPO. PWSH is not currently profitable under China GAAP standards. The CSRC and the SSE may relax the standards, but there is no guarantee that this will happen in any particular time frame. The Company will continue to prepare our application so it is ready to file once the situation changes or PWSH achieves profitability under China GAAP standards. There can be no assurances that the Listing will occur at all. In the interim, PWSH may require additional funding from Pixelworks to augment its PRC operations, and we cannot give any assurance that such capital will be available from Pixelworks on terms acceptable to us. Any such inability to obtain funds from Pixelworks or other sources may impair the ability of PWSH to grow its operations, which could have a material adverse effect on our consolidated operating results and on the price of our common stock.

If we are unable to successfully implement our strategic plan, including the Listing, we may not realize the advantages to our PRC operations contemplated by our business strategy, including improving our access to capital markets, customers, and talent in China. Because it may be several years before we know whether the Listing will be completed, we may, in the interim, forego or postpone other alternative actions to strengthen our market position and operations in the PRC.

PRC companies are critical to the global semiconductor industry, and our current business is substantially concentrated in the PRC market. Our inability to build, or any delay in growing, our PRC-based operations over the next several years would materially and adversely limit our operations and operating results, including our revenue growth. In addition, during that time, the process underlying the Listing could result in significant diversion of management time as well as substantial out-of-pocket costs, which could further impair our ability to expand our business.

Even if we complete the Listing, we may not achieve the results contemplated by our business strategy and our strategy for growth in the PRC may not result in increases in the price of our common stock.

We cannot assure you that, even if the Listing is completed, we will realize any or all of our anticipated benefits of the Listing. Our completion of the Listing may not have the anticipated effects of providing access to new capital markets or strengthening our market position and operations in the PRC. If the Listing is completed, PWSH will have broad discretion in the use of the proceeds from the initial sales of shares to PWSH investors, and it may not spend or invest those proceeds in a manner that results in our operating success or with which the common shareholders of Pixelworks agree. Our failure to successfully leverage the completion of the Listing to enhance our access to new capital markets and expand our PRC business could result in a decrease in the price of our common stock, and we cannot assure you that the success of PWSH will have an associated positive effect on the price of our common stock.

If the Listing is completed, PWSH’s status as a publicly traded company in China that is controlled, but less than wholly owned, by Pixelworks could have an adverse effect on us.

PWSH is not currently a wholly owned subsidiary of Pixelworks, and following the Listing, other holders may hold as much as 30% of the subsidiary. The interests of PWSH may diverge from the interests of Pixelworks and its other subsidiaries in the future. We may face conflicts of interest in managing, financing, or engaging in transactions with PWSH, or allocating business opportunities between our subsidiaries, including future arrangements for operating subsidiaries other than PWSH to license and use our intellectual property.

Pixelworks will retain majority ownership of PWSH after the Listing, but PWSH will be managed by a separate board of directors and officers and those directors and officers will owe fiduciary duties to the various stakeholders of PWSH, including shareholders other than Pixelworks. In the operation of PWSH’s business, there may be situations that arise whereby the directors and officers of PWSH, in the exercise of their fiduciary duties, take actions that may be contrary to the best interests of Pixelworks or its shareholders. Additionally, because PWSH will be managed by a separate board of directors and officers, our organizational structure will become more complex, which may in turn require substantial financial, operational, and management resources.

In the future, PWSH may issue options, restricted shares, and other forms of share-based compensation to its directors, officers, and employees, which could dilute Pixelworks’ ownership in PWSH. In addition, PWSH may engage in capital raising activities in the future that could further dilute Pixelworks’ ownership interest.

The STAR Market is relatively new, and as a result, it is difficult to predict the effect of the proposed Listing, which may in turn negatively affect the price of our common stock on the Nasdaq Global Market.

The CSRC initially launched the STAR Market in June 2019 and trading on that market began in July 2019. No assurance can be given regarding the effect of the Listing on the market price of PWSH shares or on the price of our common stock on the Nasdaq Global Market. The market price of the PWSH shares and Pixelworks common stock may be volatile or may decline for reasons other than the risk and uncertainties described above, as the result of investor negativity or uncertainty with respect to the proposed Listing.

If the Listing is completed, Pixelworks and PWSH both will be public reporting companies, but each will be subject to separate, and potentially inconsistent, accounting and disclosure requirements, which may lead to investor confusion or uncertainty that could cause decreased demand for, or fluctuations in the price of, one or both of the companies’ publicly traded shares.

If PWSH completes the Listing, it will be subject to accounting, disclosure, and other regulatory requirements of the STAR Market. At the same time, Pixelworks will remain subject to accounting, disclosure, and other regulatory requirements of the SEC and the Nasdaq Global Market. As a result, Pixelworks and PWSH periodically will disclose information simultaneously pursuant to differing laws and regulations. The information disclosed by the two companies will differ, and may differ materially from time to time, due to the distinct, and potentially inconsistent, accounting standards applicable to the two companies and disclosure requirements imposed by securities regulatory authorities, as well as differences in language, culture, and expression habit, in composition of investors in the United States and PRC, and in the capital markets of the United States and the PRC. Differing disclosures could lead to confusion or uncertainty among investors in the publicly traded shares of one or both companies. Differences between the price of PWSH shares on the STAR Market and the price of Pixelworks common stock on Nasdaq Global Market could lead to increased volatility, as some investors seek to arbitrage price differences. Additionally, news about PWSH may affect the price of Pixelworks’ common stock, and vice versa, creating additional uncertainty and volatility.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Given these risks and uncertainties you should not place undue reliance on these forward-looking statements. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “could,” “might,” “expect,” “believe,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements include, but are not limited to, statements about future offerings pursuant hereto, including the use of any net proceeds and plan of distribution related thereto, and statements with respect to our business and strategy, including consumer consumption patterns, changes in technology, demand, the application of our technologies, our intention to pursue an initial public offering in China with respect to PWSH and the benefits and implications thereof. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

In addition, the following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; our international operations; our operations in China, including any changes to China’s political, economic or social conditions or changes in U.S.-China relations; our ability to implement our strategy to expand our operations in the PRC; our ability to access capital, customers and talent in China; our ability to seek an initial public offering in China and the other risks, uncertainties and factors described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC.

These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

THE COMPANY

Pixelworks is a leading provider of high-performance and power-efficient visual processing semiconductor and software solutions that enable consistently high-quality and authentic viewing experiences in a wide variety of applications. We define our primary target markets as Mobile (smartphone and tablet), Home & Enterprise (projectors, personal video recorders, or PVR, and over-the-air, or OTA, streaming devices), and Cinema (creation, remastering, and delivery of digital video content). Previously we classified our primary target markets as Mobile, Projector, Video Delivery and Cinema, but have since aggregated the Projector and Video Delivery categories into one called “Home & Enterprise”.

Pixelworks has been a pioneer in visual processing technology for over 20 years. We were one of the first companies to commercially launch a video System on Chip, or SoC, capable of deinterlacing 1080i HDTV signals and one of the first companies with a commercial dual-channel 1080i deinterlacer integrated circuit. We launched one of the industry’s first single-chip SoCs for digital projection. We were the first company to integrate motion estimation/motion compensation technology, or MEMC, as a mobile-optimized solution for smartphones. In 2019, we introduced our Hollywood award-winning TrueCut Motion™ video platform, the industry’s first motion grading technology that allows fine tuning of motion appearance in cinematic content.

Our core visual processing technology intelligently processes digital images and video from a variety of sources and optimizes the content for a superior viewing experience. Rapid growth in video and gaming consumption, combined with the move towards bright, high resolution, high frame rate and high refresh rate displays, especially in mobile, is increasing the demand for our solutions. Our technologies can be applied across a wide range of applications: cinema theaters, low-power mobile tablets, smartphones, streaming devices, and digital projectors for the home, school, or the workplace. Our products are designed and optimized for power, cost, bandwidth, viewer experience, and overall system performance, according to the requirements of the specific application. On occasion, we have also licensed our technology.

During the third quarter of 2021, we engaged in a strategic plan to re-align our Mobile and Home & Enterprise businesses to improve their focus on their Asia-centered customers and employee stakeholders. Our subsidiary, PWSH, now operates these businesses as a full profit-and-loss center underneath Pixelworks. PWSH has a branch office located in Shenzhen, China (Pixelworks Semiconductor Technology (Shanghai) Co. Ltd. Shenzhen Branch Office No. 1), which is primarily for sales and customer support for PWSH, and a subsidiary located in Hong Kong (Pixelworks Hong Kong Limited), which has no employees and is used for distribution of PWSH products. Pixelworks has an additional subsidiary in China (Frame Shadow Technology (Shanghai) Co., Ltd. (formerly called Mucheng Huai Management Consulting (Shanghai) Co., Ltd)) which is a research and development center for our TrueCut business. This subsidiary does not operate under PWSH, but rather is owned by Pixelworks through our Oregon limited liability company, Pixelworks Semiconductor Technology Company, LLC.

PWSH is in the process of preparing to file an application for an initial public offering of PWSH shares on the STAR Market. We believe that the Listing will have many benefits, including improved access to new capital markets and the funding of PWSH’s growth worldwide. The process of going public on the STAR Market is lengthy and includes several periods of review by various government agencies of the PRC such as the CSRC and the SSE. There is no guarantee that PWSH will be approved for a Listing at any point in the future. The CSRC and the SSE have recently tightened the standards for the STAR Market and are currently advising companies that are not yet profitable under China GAAP standards against filing an initial public offering application in the present environment. We believe this is in large part due to the current economic conditions in China and the recent performance of companies already listed on the STAR Market that were not profitable at the time of their initial public offering. PWSH is not currently profitable under China GAAP standards. The CSRC and the SSE may relax the standards, but there is no guarantee that this will happen in any particular time frame. We will continue to prepare our application so it is ready to file once the situation changes or PWSH achieves profitability under China GAAP standards. Any listing of PWSH on the STAR Market will not change the status of Pixelworks as a U.S. public company. We are neither a PRC operating company nor do we conduct our operations in China through the use of variable interest entities.

Pixelworks was founded in 1997 and is incorporated under the laws of the state of Oregon. Our executive offices are located at 16760 SW Upper Boones Ferry Rd., Suite 101, Portland, OR 97224, our telephone number is (503) 601-4545 and our website is www.pixelworks.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the shares of our common stock offered by this prospectus for general corporate purposes, which may include, among other things, increasing our working capital, financing of ongoing operating expenses and overhead, repayment of indebtedness, future acquisitions and strategic investment opportunities, and funding of capital expenditures and research and product development. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our capital stock. Our amended and restated articles of incorporation, as amended, and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information.” Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. The preferred stock is undesignated as to series, rights, preferences, privileges or restrictions.

Common Stock

We have one existing class of common stock. As of December 31, 2023, there were 57,116,754 shares of common stock issued and outstanding. Holders of our voting common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of common shareholders. Holders of common stock do not have cumulative voting rights.

The holders of shares of our common stock are entitled to participate ratably in dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments, subject to the preferential rights of the holders of any shares of preferred stock that may be issued in the future. To date, we have never declared a dividend and our board of directors does not have any plans to do so in the future. The holders of shares of our common stock are entitled to one vote per share on any matter to be voted upon by Pixelworks shareholders. Our amended and restated articles of incorporation, as amended, do not provide for cumulative voting in connection with the election of directors. Accordingly, directors are elected by a plurality of the shares of common stock voting once a quorum is present. In the event of our liquidation, dissolution or winding up, after full payment of all debts and other liabilities and liquidation preferences of any other series of common stock and any preferred stock, the holders of shares of our existing common stock are entitled to share ratably in all remaining assets. Our common stock has no preemptive subscription or conversion rights.

Our common stock is listed on the Nasdaq Global Market under the symbol “PXLW.”

Broadridge Corporate Issuer Solutions, Inc. is the Transfer Agent and Registrar for our common stock.

Preferred Stock

As of December 31, 2023, no shares of preferred stock were outstanding. Under our amended and restated articles of incorporation, as amended, our board of directors is authorized to issue from time to time, without further vote or action by the shareholders, up to an aggregate of 50,000,000 shares of preferred stock in one or more series and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of preferred stock, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•

the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of our liquidation, dissolution or winding up, or upon the distribution of any of our assets; and

•

the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Anti-takeover Effects of Oregon Law and Our Articles of Incorporation and Bylaws

Provisions of our amended and restated articles of incorporation, as amended, and amended and restated bylaws and provisions of Oregon law may have the effect of delaying or preventing a merger or acquisition of us, making a merger or acquisition of us less desirable to a potential acquirer or preventing a change in our management, even if our shareholders consider the merger, acquisition or change in management favorable or if doing so would benefit our shareholders. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. The following are examples of such provisions:

•

our board of directors is authorized, without prior shareholder approval, to change the size of the board of directors (our amended and restated articles of incorporation, as amended, provide that if the board of directors is fixed at seven members or less, the directors shall hold office until the next annual meeting of shareholders and if the board of directors is fixed at eight or more members, the board of directors will be divided into three classes serving staggered terms, which would make it more difficult for a group of shareholders to quickly change the composition of our board of directors and this provision may not be amended or repealed unless approved by the holders of not less than seventy-five percent (75%) of the votes then entitled to be cast for the election of directors);

•

our board of directors may approve the issuance, without further action by the shareholders, of shares of our preferred stock, and fix or alter the rights, preferences, privileges or restrictions upon any series of preferred stock, and the number of shares constituting any such series and the designation thereof. The issuance of shares of preferred stock pursuant to our board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of shares of our common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control;

•

special meetings of Pixelworks shareholders may be called by the President of our board of directors or by the board of directors and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the Company entitled to vote at the meeting. The requesting shareholders shall sign, date, and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting;

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members of our board of directors can only be removed for cause and at a meeting of the shareholders called expressly for that purpose, by the vote of seventy-five percent (75%) of the votes then entitled to be cast for the election of directors. Cause for removal shall be deemed to exist only if the director whose removal is proposed has engaged in criminal conduct or has engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to Pixelworks;

•

our board of directors may alter our amended and restated bylaws without obtaining shareholder approval, and our amended and restated bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of Pixelworks shareholders. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Pixelworks Secretary prior to the meeting. The notice must contain certain information specified in our amended and restated bylaws;

•	no shareholder is permitted to cumulate votes at any election of directors;

•	Oregon law permits our board of directors to consider other factors beyond shareholder value in evaluating any acquisition offer (so-called “expanded constituency” provisions); and

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a super-majority vote by sixty-seven (67%) of our shareholders is required to approve (i) any agreements of merger or consolidation which require shareholder approval under the Oregon Business Corporation Act, (ii) any sale, lease or exchange of all or substantially all of Pixelworks’ property and assets and (iii) and dissolution or liquidation of the Company.

PLAN OF DISTRIBUTION

We may sell the shares of common stock offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the shares and the proceeds to us from the sale;

•	any options to purchase additional shares or other options under which underwriters, dealers or agents may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers from us, from the purchasers of the shares of common stock or from both us and the purchasers; and

•	any securities exchange or market on which the shares offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the shares of common stock offered in the prospectus supplement.

The distribution of the shares of common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies, including at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The shares of common stock may be sold through a rights offering, forward contracts or similar arrangements, and cross or block trades. Additionally, the shares of our common stock may also be sold in “at the market offerings” within the meaning of Rule 415 of the Securities Act, including sales made directly on the Nasdaq Global Market or sales made to or through a market maker or into an existing trading market, on an exchange, or otherwise, in negotiated transactions, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. In connection with the sale of the shares, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the share distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To comply with the securities laws of certain states, if applicable, the shares of common stock offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement, naming the underwriter, agent or dealer, the nature of any such relationship.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to the applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including Regulation M, which may limit the timing of purchases and sales of any shares of our common stock to any such person. Regulation M may also restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Our common stock is currently listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M. In addition, in connection with an offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Tonkon Torp LLP, Portland, Oregon.

EXPERTS

Armanino LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Armanino LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement. The registration statement also includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•	our Current Reports on Form 8-K filed February 2, 2023, February 28, 2023, May 12, 2023, August 1, 2023, August 17, 2023 and September 12, 2023 (to the extent filed and not furnished); and

•

the description of our common stock set forth in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and telephone number:

Corporate Secretary

Pixelworks, Inc.

16760 SW Boones Ferry Rd., Suite 101

Portland, OR 97224

(503) 601-4545

We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investors section of our website, https://www.pixelworks.com.